Exhibit 99.2

PROXY

HARDEMAN COUNTY INVESTMENT COMPANY, INC.

1862 HIGHWAY 45 BYPASS

JACKSON, TENNESSEE 38305

(731) 228-3619

SPECIAL MEETING OF SHAREHOLDERS

        , 2017

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints C. Edward Woodside and C. Hunter Simmons as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Hardeman County Investment Company, Inc. (“HCIC”), which the undersigned is entitled to vote at the special meeting of shareholders to be held on        2017, at       [a.m./p.m.], local time at HCIC’s headquarters, located at 1862 Highway 45 Bypass, Jackson, Tennessee 38305, or any adjournment thereof.

This proxy is solicited on behalf of our board of directors and will be voted in accordance with the undersigned’s instructions set forth herein. If no instruction is given, this proxy will be voted FOR each of Proposals 1 and 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2:

PROPOSAL 1 – To approve the Agreement and Plan of Merger, dated as of November 17, 2016, as amended on February 6, 2017, by and between Simmons First National Corporation and HCIC pursuant to which HCIC will merge with and into Simmons (the “HCIC Merger Proposal”).

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

PROPOSAL 2 – To adjourn the HCIC special meeting, if necessary or appropriate, to solicit additional proxies in favor of the HCIC Merger Proposal.

☐   FOR     ☐   AGAINST     ☐   ABSTAIN

With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned’s shares in accordance with their best judgment.

PLEASE SIGN BELOW AND RETURN IN THE ENCLOSED STAMPED ENVELOPE.

THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.

Date:
Print Shareholder Name

Signature of Shareholder(s)

Date:
Print Joint Shareholder Name

Signature of Joint Shareholder(s)

Instructions for Signatures:

When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or in an entity capacity, please give full title. If more than one trustee, all should sign.